Exhibit 99.4
FINAL TRANSCRIPT
     ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
     Event Date/Time: Feb. 14. 2006 / 4:30PM ET

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
CORPORATE PARTICIPANTS
Tom Lennox
Abercrombie & Fitch — IR, Corporate Communications
Mike Kramer
Abercrombie & Fitch — CFO
Mike Jeffries
Abercrombie & Fitch — Chairman and CEO
CONFERENCE CALL PARTICIPANTS
Jeff Klinefelter
Piper Jaffray — Analyst
John Morris
Harris Nesbitt — Analyst
Brian Tunick
JP Morgan — Analyst
Jeff Black
Lehman Brothers — Analyst
Joe Tekkits
Wachovia Securities — Analyst
Paul Lejuez
Credit Suisse First Boston — Analyst
Stacy Pak
Prudential — Analyst
Dana Telsey
Telsey Advisory Group — Analyst
Robin Murchison
SunTrust — Analyst
Marni Shapiro
Merrill Lynch — Analyst
Dana Cohen
Banc of America Securities — Analyst
Christine Chen
Pacific Growth Equities — Analyst
Janet Kloppenburg
JJK Research — Analyst
Lauren Levitan
SG Cowen — Analyst
Jennifer Davis
Sanders Morris Harris — Analyst
Jennifer Black
Jennifer Black & Associates — Analyst
Kimberly Greenberger
Citigroup — Analyst

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Barbara Wyckoff
Buckingham Research Group — Analyst
Dorothy Lakner
CIBC World Markets — Analyst
PRESENTATION
Operator
Thanks so much for holding, everyone and welcome to the Abercrombie & Fitch fourth quarter earnings results conference call. [OPERATOR INSTRUCTIONS].
We will open the call to take your questions at the end of the presentation. And now I’d like to turn the call over to your host, Mr. Tom Lennox. Please go ahead, sir.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Good afternoon, and welcome to our fourth quarter conference call.
After the market closed, we publicly released the quarterly sales and earnings release, balance sheet, income statement and an updated financial history. If you haven’t [technical difficulties] this call is being taped and can be replayed by dialing (888)203-1112. You will need to reference the conference I.D. number, 3097441. You may also access the replay through the Internet at Abercrombie.com.
With me today are Mike Jeffries, Chairman and Chief Executive Officer, Mike Kramer, Chief Financial Officer and Brian Logan, the Company’s Controller. Today’s earnings call will be limited to one hour. After our prepared comments, we will be available to take your questions for as long as time permits. Please limit yourself to one question so that we can speak with as many callers as possible.
Before we begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. Now to Mike Kramer.
Mike Kramer - Abercrombie & Fitch — CFO
Good afternoon.
Net sales for the fourth quarter were $961.4 million, increasing 40% over last year’s fourth quarter sales of $687.3 million, with comparable store sales up 28%. For the quarter, comps by brand were as follows: in the adult business, Abercrombie & Fitch, comparable store sales increased 18%. Men’s comps increased by mid-teens. Women’s increased by high-teens.
In the kids’ business, Abercrombie, comps increased 59% with boy’s comps increasing by mid-30s and girls increasing by high 60s. Hollister same-store sales increased 34%, compared to last year with Dude’s comps increasing by low 30s and Betty’s increasing by mid-30s. On a regional basis, the business was consistent with each region, generating comparable store sales increases greater than 25%. This goal, 2005 net sales were $2.785 billion versus $2.021 billion last year, an increase of 38%. Comparable store sales increased 26% in fiscal 2005.
The fourth quarter gross profit rate was 66.5%, 20 basis points higher than last year’s rate of 66.3%. The increase reflects an improved shrink rate and initial markup with little change to the markdown rate versus last year. For fiscal 2005, the gross profit

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
rate was 66.5%, versus 66.4%, an increase of 10 basis points versus last year. The gross profit rate increase reflects higher initial markup and a reduction in shrink, partially offset by a slightly higher markdown rate.
We ended the fourth quarter with inventories up 59% per gross square foot at a cost versus last year. This is less than the guidance we provided on our third quarter conference call, when we estimated that year-end inventory per square foot would reflect slightly less than the 87% increase reported at the end of the third quarter of fiscal 2005. Going forward, we expect increases in inventory levels to continue to moderate, ending the first quarter of 2006 with a slightly lower increase per foot at cost when compared to the fourth quarter of fiscal 2005.
Stores and distribution expense for the quarter, as a percentage of sales, decreased 210 basis points to 30.5% versus 32.6% last year. The decrease in rate versus last year resulted from the Company’s ability to leverage fixed costs, due to significant comparable store sales increases, partially offset by increased store management and loss prevention programs.
For the year, stores and distribution expense as a percentage of sales decreased to 35.9% versus 36.5% last year. The decreased end rate versus last year resulted from the Company’s ability to leverage fixed costs due to significant comparable store sales, increases, partially offset by higher store payroll costs.
For the fourth quarter, marketing, general and administrative expenses decreased 120 basis points as a percentage of sales to 8.4% from 9.6% last year. The decrease in rate versus last year resulted from leveraging of marketing expense and home office payroll, partially offset by increased legal expense. For the year, MG&A expense was 11.3% of sales, 160 basis points lower than last year’s rate of 12.9%. Excluding previously-reported nonrecurring charges in fiscal 2004 and the third quarter of fiscal 2005, MG&A expense as a percentage of sales was flat to last year.
For the fourth quarter, operating income increased 57% to $267.5 million compared to $170.2 million last year. For the year, operating income was $542.7 million versus $347.6 million last year, an increase of 56%. Net income for the quarter increased 58% to $164.6 million versus $104.3 million last year. Fiscal 2005 net income increased 54% to $334 million versus $216.4 million last year.
Fourth quarter net income per share on a fully diluted basis was $1.80, versus $1.15, representing an increase of 57% versus last year. For fiscal 2005, net income per share on a fully diluted basis increased 61% to $3.66 — to $3.66 versus $2.28 last year. Net income per share includes the after-tax effect of previously-reported nonrecurring charges of $0.09 per fully diluted share in 2005 and $0.27 per fully diluted share in 2004.
During fiscal 2005, we repurchased 1.8 million shares in the open market as part of our previously-authorized share repurchase program. There are currently 5.7 million shares remaining under existing repurchase authorization. During fiscal 2005, we paid dividends totaling $0.60 per share to shareholders, a 20% increase compared to last year’s total dividends of $0.50. The board declared a quarterly dividend of $0.175 per share, payable on March 21, 2006 to shareholders of record as of February 28, 2006.
During the quarter, we opened six Abercrombie & Fitch stores, two Abercrombie kids’ stores, 17 Hollister stores and 2 RUEHL stores. We ended fiscal 2005 with a total of 361 Abercrombie & Fitch stores, 164 Abercrombie kids’ stores, 318 Hollister stores and 8 RUEHL stores. For fiscal 2006, we plan to open approximately 12 new Abercrombie & Fitch stores, 19 new Abercrombie kids’ stores, 64 new Hollister stores and 8 new RUEHL stores. Total square footage is expected to grow by approximately 11% in fiscal 2006.
For fiscal 2006, our planned capital expenditures will be between $405 million and $415 million. Approximately $260 million of this amount is allocated to new store construction, remodels, conversions and improvements to existing stores with the remainder related to home office and distribution center investments.
Now I would like to discuss our financial targets for the first half of the current fiscal year. We have decided to provide guidance on a seasonal basis since we believe there is more clarity in the near-term. As you will recall, we revised our guidance several

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
times last year as business trends became more pronounced. Thus, we will provide an outlook for the fall season when we report our results for the second quarter.
The Company recently annualized strong comparable store sales growth which started in January of 2005. Reporting a 33% comparable store sales increase in January of 2006. We believe the strong comparable store sales growth in January was due to a continuation of strong sales momentum, gift card redemptions and the benefit of unseasonably warm temperatures. Consequently, while we can sustain positive comp store sales increases, the increases will not be at the level reported over the past 13 months.
We expect net income per fully diluted share for the first half of fiscal 2006 to be in the range of $1.23 to $1.28, including a charge of approximately $0.08 attributable to the adoption of FAS 123-R. On a comparable non-GAAP basis, excluding expense related to FAS 123-R, this would represent a 21 to 26% increase on a net income per-share basis compared to last year.
Now Mike will comment on the business.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Good afternoon.
Fiscal 2005 was a very successful year. Each of our brands exhibited strong growth which allowed the business to generate record sales and earnings. Our success during this period is the result of our ongoing commitment to protecting and enhancing the long-term strengths of our brands. To do so requires a delicate balance between reporting near-term profit growth and investing in the organization.
Never has this been more evident than in fiscal 2005. We made essential investments throughout the year, initially focusing on the store’s organization, where we drastically improved the shopping experience for our customers and later in the year at the home office by broadening the merchandising and design organization. Despite these major investments, we still reported a 43% increase in operating income and a 48% increase in net income per share for fiscal 2005, excluding one-time charges in both years. By business, each of our brands performed very well throughout fiscal 2005.
For the year, the adult business, Abercrombie & Fitch, achieved a comparable store sales increase of 18%, demonstrating excellent growth for mature business. The business was consistently strong throughout the year with both the mens and womens businesses performing very well. With limited opportunity to see for additional domestic mall locations, expanding the A&F business will be driven by opening select flagship locations combined with international expansion.
As many of you know, we opened the first Abercrombie & Fitch flagship store on 5th Avenue during the fourth quarter. The store performed extremely well throughout the fourth quarter, exceeding our initial sales productivity expectations. We also opened our first Abercrombie & Fitch stores in Canada during the quarter. The stores are off to an amazing start with productivity above that of our average U.S. Abercrombie & Fitch stores. In addition, we are planning to open flagship stores in the Grove at Farmer’s Market in Los Angeles this summer, followed by the London flagship store in the spring of 2007.
During the fourth quarter, we opened 3 Hollister stores in Canada. These stores are also exceeding our expectations with productivity above that of our average U.S. Hollister stores. At this point, we are only halfway to Hollister’s domestic store potential. Over the next few years, I expect the brand’s iconic status to continue to strengthen. The results achieved at that brand, however, demonstrate how solidly this concept performs, achieving net sales in fiscal 2005 of approximately $1 billion, and sales of $528 per foot.
For fiscal 2005, net sales increased 72% with comparable store sales increasing 29%. With a comparable store sales increase of 54% in fiscal 2005, the Abercrombie brand not only generated the greatest productivity increase, but also had had a gross profit

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
rate above both Abercrombie & Fitch and Hollister. While it is unrealistic to expect the brand to sustain its recent dramatic comparable store sales increases, we are convinced that the kids’ business will continue to achieve solid results.
I’m pleased with the progress made during fiscal 2005 with the RUEHL business. When we initially introduced the business last fall, I do not believe the assortment reflected the casual sportswear trends consistent in our other businesses. Given our understanding that trend transcends age, we have adjusted the assortment to reflect more casual trends. Since then, the business has responded to this adjustment and I’m very pleased with the brand’s positioning at this point. The business performed well during the fourth quarter, and we are still expecting RUEHL to be profitable by the end of office 2007. fiscal 2007.
After such an amazing year, we’re faced with the challenge of improving what has become a hugely-successful business. While it is difficult to predict what business trends for fiscal 2006 will be, it is certain that productivity increases will moderate during the year, based upon the extraordinary comparable store sales increases achieved in fiscal 2005. Despite this challenge, we will operate the business as we always have. We will protect and enhance the brands, thus ensuring our long-term success.
Now we are available to take your questions. Please limit yourself to one question so that we can speak with as many callers as possible. After everyone has had a chance, we will be happy to take follow-up questions. Thank you.
QUESTION AND ANSWER
Operator
Thank you. [ OPERATOR INSTRUCTIONS ] We will go first today to Jeff Klinefelter of Piper Jaffray.
Jeff Klinefelter - Piper Jaffray — Analyst
Hi, yes, congratulations, everyone, on a fantastic year.
Mike Kramer - Abercrombie & Fitch — CFO
Thanks, Jeff.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thanks, Jeff.
Jeff Klinefelter - Piper Jaffray — Analyst
My question is this, I guess, in terms of the sales gains and the productivity gains that you achieved this year, maybe Mike and Mike both commenting on it, coming out of the year for the year-end total, can you give us a sense for how it was split between the comp being driven by number of transactions and AUR increases and how we ended the year? And what you see as your biggest opportunity going forward? Will it be driving the transactions in the store? Do you still have opportunities for your AUR mix?
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Let’s take a look, Mike, do you want to comment?

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Mike Kramer - Abercrombie & Fitch — CFO
Yes, I will comment. Then I will let Mike talk more qualitatively. We saw an increase in our transaction in our stores as well as our AUR. I would say that it’s roughly a 50/50 split. It terms of is there — we believe that the future growth is going to come from transaction growth. Having said that, I think that we will take some opportunistic pricing change as we see fit, but we don’t see that as of right now. Do you have anything to add, Mike?
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
No. Well stated.
Jeff Klinefelter - Piper Jaffray — Analyst
Thank you.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Okay, thank you.
Mike Kramer - Abercrombie & Fitch — CFO
Thanks, Jeff.
Operator
We go next now to John Morris of Harris Nesbitt.
John Morris - Harris Nesbitt — Analyst
Hi, thanks, let me add my congratulations to everybody, too. Really terrific quarter. One follow-up and one quickie. The follow-up was just, Mike, you said taking opportunistic pricing increases as you see fit. Going forward, can you just elaborate on what that means or kind of clarify that?
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Let me speak for Mike, that would be in the Abercrombie & Fitch brand as we have seen putting a lot more quality into a specific product, we have taken some prices up as we saw fit. For instance, the basic polo in Abercrombie & Fitch, the price was raised from $39 to $49 last fall because we built so much into the product and saw we could sustain those kinds of increases. Those kinds of things will happen within the Abercrombie & Fitch brand. I don’t expect many of them to happen because I’m very happy with the — with the price levels there and we clearly, in Hollister and kids, will stay exactly where we are in term of price.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thank you, John.

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Operator
We go next to Kimberly Greenberger of Citigroup.
Kimberly Greenberger - Citigroup — Analyst
Great, thank you. I had a question on your CapEx numbers for 2006. They were a little higher than we were looking for. If you could just give us the thumb detail around that and why you’re seeing such an acceleration into CapEx, that would be very helpful?
Mike Kramer - Abercrombie & Fitch — CFO
Yes, Kimberly. This is Mike Kramer. I’d be glad to answer that. As we’ve seen, we’ve seen tremendous growth in all of our brands and we have to continue to build infrastructure for continued growth. As we indicated,260 million is going to be targeted toward store build, store remodels, on top of that, there is $80 million that we’re going to spend building another distribution center here on our campus in new Albany, Ohio. We’re also going to be investing significantly in our IT infrastructure as we continue to grow and see needs that we need to enhance our business. More importantly be be able to drive more efficiencies in our business as we go forward.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
I will comment beyond that, we’re initiating an investment program in the Abercrombie & Fitch fleet, that I’m very excited about. As you know, we — we have a fleet of stores that really started in 1994 and we continue to update them rather than to go for total remodels. We are — we are adding some really exciting elements to those stores over the next six months. We’re spending approximately $30 million on the Abercrombie & Fitch fleet to update it, to really enhance the store experience. We’re spending $10 million in Hollister, which is essentially an expansion of the video wall system that is currently in that — in that chain. So, between the two chains, $40 million to enhance the customer experience.
Operator
We go next now to Brian Tunick of JP Morgan.
Brian Tunick - JP Morgan — Analyst
Yes, thanks. Question on the merchandise side, how did they come in versus your plans for Q4? And do you think we should expect flattish merchandise margins going forward? Thank you very much.
Mike Kramer - Abercrombie & Fitch — CFO
Brian, I will answer the second part of your question. You’ve been listening to me for about 14 years. Every quarter, I said do not build into your model of higher merchandise margins and we have — have achieved in the past. And I will continue to set — to say that. We hope we can do better. The first part of the question was —
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
against plan.

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Yeah.
Mike Kramer - Abercrombie & Fitch — CFO
We actually performed real — just a little bit higher than our plan. But, you know, right on the mark.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Thanks, Brian.
Operator
We go next now to Jeff Black of Lehman Brothers.
Jeff Black - Lehman Brothers — Analyst
Yes, thanks a lot. Can you talk a little bit, Mike, about where you see opportunities for some further expense leverage? I know we got some in this quarter that was impressive, but what’s the track going out? And will that potentially lead to some operating margin improvement in ‘06 versus ‘05, given that we’re still below peak margin? Thanks.
Mike Kramer - Abercrombie & Fitch — CFO
Well, we’re going to continue to see some operating margin improvement at the store level, which we’ve indicated in the past. We’re continuously focusing on the same areas that I’ve discussed in the past, primarily store payroll. And we’re continuing to do that. Now, in terms of MG&A, we probably will not be leveraging MG&A until latter part of this year as Mike and I both indicated we’re going to continue to invest in the business. We are not going to invest in the business at the rates that we did in the previous spring, but we will be continuing to invest in the business.
Now, one of the areas that we’re going to be investing in this business is IT. And those investments are, in turn, going to turn around and be able to drive some efficiencies throughout the organization, in terms of head count. And so in short, we’re focused on the same areas we talked about in the past, in terms of driving efficiency and then we’re also going to try to have technology help us in that capacity.
Operator
And we go next now to Joe Teklits with Wachovia Securities.
Joe Tekkits - Wachovia Securities — Analyst
Hello, everybody. Thanks.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Hi, Joe.

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Joe Tekkits - Wachovia Securities — Analyst
I have a question, how are you?
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Good.
Joe Tekkits - Wachovia Securities — Analyst
I think the biggest controversy amongst the Street is your inventory level, my opinion, anyway. So, you know, I was wondering if you could just give us some more detail on the subject, maybe how clean it is, but even more importantly, some details on how you’re planning it going forward, other than what you’ve given us, maybe when the turns are going to start increasing, you know, again, something like that?
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Let me kick that off, Joe. Our spring inventories on an average store — our fall inventories on an average store basis to last year was — what percent?
Mike Kramer - Abercrombie & Fitch — CFO
Down slightly.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Down to last year, slightly down to last year. They were clean last year and on increased volume levels, we think they are extraordinarily clean. So, in terms of seasonal fashion merchandise, extraordinarily clean.
I think the whole inventory is very clean and let me take this opportunity again to discuss how we look at our inventories. We plan them in different segments. We plan basic denim as one category, where we’ve said that our mark down risk is appreciably less than fashion merchandise. Those inventories are extraordinarily well-balanced at this point. You will see those inventories will be more — we’ll be more efficient with those inventories as we move from this season into summer and into fall.
The fashion basic component of our business is those — back up to denim, the denim inventories, as you know, we’ve invested in heavily. We’re very happy with those inventories and their levels of — levels will, in fact, moderate as we go through the year. The second category is fashion basics, which includes polo shirts, applique logo T-shirts. Those inventories are up to last year, are on plan and extraordinarily clean.
Third classification is personal care, up to last year, business performing very well, extraordinarily clean inventories, we’ve cleaned out any non go-forward fragrances. The fourth category is fashion. This is the category that we control very, very tightly because there is markdown risk in fashion. Fashion consists of anything that has to mark down within a season. We would consider that to be — to include some denim items, as we’ve said in the past. We take markdowns on fashion denim, as you saw, we took markdowns on embellished denim, we took markdowns on some fashion back pocket denims, and in the future, we will continue to take markdowns on fashion denim.

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
That would include our — our Ezra Fitch line, which is a premium denim line, but that is included in the fashion equation of our business. We plan that inventory with a downside in terms of sales to protect our margin. So, we — I’m very, very pleased with our inventories, how clean they are and how we are projecting them go-forward.
Mike Kramer - Abercrombie & Fitch — CFO
Yes, this is Mike Kramer. I want to add to that, while I know the controversy out there exists, I don’t understand it, given the large success that we’ve actually seen over the last three quarters. Again, to state our past, in terms of the strategy, you did see a significant amount of increase year-over-year, two to three quarters ago. We believe that the increased presentation in our store also added to the sales volume and the experience within the store.
Again, as you continue to see on a quarter by quarter basis, we indicated on this particular quarter, an increase of 59% on a cost basis, on a unit basis that’s in the low 40s. We saw a 33% comp coming out of the quarter. And as we’ve also stated, we will continue to see moderation in that particular percentage.
Operator
We will take our next question now from Paul Lejuez with Credit Suisse.
Paul Lejuez - Credit Suisse First Boston — Analyst
Thanks. Mike Jeffries, as you reflect back on this past year, how you spend your time versus prior years, can you maybe just talk about some of the differences, from ‘05 versus ‘04? And also how you’re thinking about it going forward, if there are any changes in demand on your time? Thanks.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
I — I spend my time as most of you know on — primarily on merchandising and design in the business. And have done so, will continue to do so. I’ve spent more time this year on — I would say managing the total businesses as — as — as we run the business with a — with a readership group, very focused, disciplined kind of way, but the majority of my time is still spent on merchandising, design, marketing the business, where I think I can make the biggest difference.
We have an extraordinarily talented leadership team, functional leadership, hugely strong in this business and — and the fact that we have very hands-on control — or I do at this point, I think has been hugely beneficial to this business. We as a team are marching in the same direction, and that gives me a lot of confidence in — in the future.
Operator
We go next now to Stacy Pak with Prudential.
Stacy Pak - Prudential — Analyst
Hi.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Hi, Stacy.

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Stacy Pak - Prudential — Analyst
A couple of quickies. One is, will you comment on your comfort with Q1 consensus? Which I think is $0.59 or $0.60. And what’s a realistic growth rate for the store and distribution expense in Q1? And then last one would be in what quarter should inventory growth be in line with sales growth? In dollars.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Stacy, I’d like to just start — this is Tom Lennox — we’d rather not comment on consensus. We provided our own range and we’d like to stick with that. Part 2... Mike?
Mike Kramer - Abercrombie & Fitch — CFO
Oh, in terms of the store and distribution, in terms of Q1, in terms of growth rate, we’re actually going to see, again, as I said earlier on the call, we’re actually going to see leverage, but in terms of growth rate, you’re going to probably see the consistent cost with regards to the distribution center but in terms of on a store-level basis, I would build into your model a certain amount of the variable on a per-store basis.
I don’t want to really comment other than that. I mean we opened indicated that in that particular line item, we believe that there will be leverage, I just don’t want to give any more guidance as compared to that. Again, you know, there is variability with regards to the payroll, as long as you have modeled a really good mix between our fix and variable, you should be able to nail that number, providing you nail the sales.
Operator
We go next to Dana Telsey of Telsey Advisory Group.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Hi, Dana. Dana?
Operator
Dana, your line is open.
Dana Telsey - Telsey Advisory Group — Analyst
Hi, can you hear me?
Mike Kramer - Abercrombie & Fitch — CFO
Yeah, hi, Dana.
Dana Telsey - Telsey Advisory Group — Analyst
Hi! Congratulations on a terrific year!

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Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thanks.
Mike Kramer - Abercrombie & Fitch — CFO
Thanks.
Dana Telsey - Telsey Advisory Group — Analyst
Can you talk a little bit about the product process? You’ve mentioned before the facility that you’re building on your headquarters — building on your headquarters in order to speed up lead times and perhaps give you a better sense of products. Does that impact 2006? And how do you see that in impacting in each of the businesses? Thank you.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Hi, Dana. I think we’ll — we’ll start to see that impact this year. I can’t tell you how great an impact it will be because we’re just getting on our feet with it. As you know, it’s really advanced center enables us to — to be technically superior in the product categories that we go after and we would hope would — would speed up time to market for each of the — each of the categories. We haven’t built anything into our model that would call for the result of that but we — we should see some — some — some result. I can’t tell you when. I’m very excited about it.
Mike Kramer - Abercrombie & Fitch — CFO
Dana, this is Mike Kramer. I just wanted to congratulate you on your move.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Yes!
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Good luck.
Operator
We take our next question now from Robin Murchison of SunTrust.
Robin Murchison - SunTrust — Analyst
Hey, congratulations.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Hey, Robin!

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Robin Murchison - SunTrust — Analyst
Hello, hello. Can you just remind us about the size of the Canadian market for the various brands?
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
The size of the market — you mean what — store count we’ve committed in Canada?
Robin Murchison - SunTrust — Analyst
Exactly.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Let’s look this up.
Mike Kramer - Abercrombie & Fitch — CFO
I don’t know that we’ve said anything publicly —
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
What we’ve committed — have we not —
Mike Kramer - Abercrombie & Fitch — CFO
No, we haven’t quantified it. We haven’t quantified. What I can tell you is in terms of 2006, we’re targeting another 6 stores. Now, what I will tell you is — excuse me, another 1 store. Only 1 more store in terms of 2006. This is something that we’re going to be — go at a very moderate pace, depending on the success of the stores that we have, foot in the ground today, which we’ve indicated we’re very pleased with. We will continue to look at real estate as it presents itself. As you know, there are very few cities with the population density that we would like, but, you know, we will take a look at our strategy in Canada on an evolving basis.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
I think directionally it’s probably a greater opportunity for the Hollister concept versus the Abercrombie & Fitch concept.
Operator
Next with Merrill Lynch, we go to Marni Shapiro.
Marni Shapiro - Merrill Lynch — Analyst
Hey, guys, congratulations on a great year.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thank you, Marni.
Marni Shapiro - Merrill Lynch — Analyst
Can we get a little bit of an update on the Internet business and specifically as it relates to the international side of it? And if you can talk about that across the brands, Kids, Hollister and, of course, the core Abercrombie brand.
Mike Kramer - Abercrombie & Fitch — CFO
Well, in terms of e-commerce, we actually have recently, in terms of the quarter, we’ve actually seen a pretty sizeable increase in our sales year-over-year. Not to the stent we’ve seen in our four wall stores, but we are recently pleased with the recent results. As we’ve indicated on the past calls, we’ve indicated some brand protection initiatives that have impacted our international sales.
In terms of international, we’ve actually seen a slight decline because of that. But we will start anniversarying those initiatives that we put in place in Q2. So, we — you know, anticipate a turn-from that perspective. But again, we’re very pleased with the results that we saw in Q4 in our direct-to-consumer business. On a by brand basis, I would say that the year-over-year growth was probably consistent with regards to our stores.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
When you look at what —
Mike Kramer - Abercrombie & Fitch — CFO
On a same-store basis.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
When you look at what we’re doing from a brand protection standpoint, just as a point of reference, Marni, is we’re reducing the content of the sales items on the Internet. I think what we’ve seen is some of the international customers have been buying in fairly large quantities. We’ve also limited the quantities that they can order just to protect the brand from being exposed to the secondary market.
Mike Kramer - Abercrombie & Fitch — CFO
I think this is just a really good time to state again what we’ve gone public with. The amount of money that — and effort we’re putting in to protecting these brands, not only for the domestic growth of the brands, but for international growth. It’s a really serious, serious enterprise of ours at this point.
Operator
Moving next now to Dana Cohen of Banc of America Securities.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Dana Cohen - Banc of America Securities — Analyst
Hi, guys.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Hey, Dana.
Dana Cohen - Banc of America Securities — Analyst
Hey. Mike, just the MG&A line was actually sequentially down in the fourth quarter, is there anything to note there? And you talked about continuing to invest in the first half and then level out. So, should we be thinking the base is the fourth quarter number? And then the second question is, a year ago you were talking about closing the kids’ business. Now you’re starting to open. Is it too early at this point to talk about how many stores you think you could have?
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Let me — let me comment first. We’ve never talked about closing the kids’ business. We continue —
Dana Cohen - Banc of America Securities — Analyst
I said closing some stores, you were going to convert them a year ago...
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Okay. Okay. Mike can go on.
Mike Kramer - Abercrombie & Fitch — CFO
Yeah, let me address the latter part of your question first. We, you know, we are very excited about our kids’ business, extremely excited and we actually think that the results that we’ve seen have really opened us unto probably another 100-plus potential locations that we can expand the Abercrombie kids brand. We’re extremely excited about it. It let’s talk about MG&A expense in terms of the decreased rate. This was driven by the fact that there were a significant amount of one-time adjustments in Q3.
Let me remind you of some of those. The severance package related to Bob Singer, which was roughly $13.5 million and then we also had a fixed asset write-off of $2 million. If you take those out of the equation, it’s roughly flat. In terms of on a go-forward basis, you’re going to see a slight increase as we continue to — to add and invest in our business. I indicated that we’re going to invest some in IT and we’re going to continue to invest in Mike’s design and merchandise business. You’re just not going to see it anywhere near the rates you’ve seen it in the spring of this last year.
Operator
And we go next now to Christine Chen with Pacific Growth Equities.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Christine Chen - Pacific Growth Equities — Analyst
Congratulations on a great year.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thank you, Christine.
Christine Chen - Pacific Growth Equities — Analyst
Just had a follow-up question about IT. Can you talk a little bit of what types of initiatives you might be looking at? And then as far as options expense, can I assume that $0.08 is equally spread out between the two quarters? And is that kind of the run rate for Q3 and Q4?
Mike Kramer - Abercrombie & Fitch — CFO
It’s actually a spread of FAS 123 is actually a 55/45 split. You will see the run rate drop a little bit after that due to some vesting of some of the stock options that were outstanding. Types of initiatives with regards to IT, there’s going to be a significant amount of initiatives with regards to IT as we’ve grown our business. Prior to last year, we didn’t invest significantly in our IT infrastructure.
With the significant growth that we saw and actually exceeded our expectations, we’ve seen some cracks that we’re actually going to invest in and really take advantage of the significant growth in our business and profitability and reinvest in the business so that we can move the business forward. In terms of specifics, I don’t really want to get into that, but rest assured we’re going to be monitoring those investments, ensuring that we’re getting a pay back.
Operator
We go next now to Janet Kloppenburg with JJK Research.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Janet!
Janet Kloppenburg - JJK Research — Analyst
Hi, guys.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Hey, Janet!
Janet Kloppenburg - JJK Research — Analyst
Hi, guys, congratulations.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thank you!
Janet Kloppenburg - JJK Research — Analyst
Great job. Great job on the inventories. Everything looks great. Just a couple of questions, Mike, when I think about how you drove comps in ‘05, I guess it was a combination of great fashion, higher average unit retails and I think to some extent, the investment in the higher payrolls, how do you — how do you look at driving comps in ‘06? Do you see as much growth from average unit retails? Or will you up the marketing expense? Will you alter the in-store service or experience levels? And how do you feel about the level of fashion newness in the business going forward versus how you felt about it last year? And then I have a question for Mike Kramer, as well. Thanks.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Okay. AUR, we’re — I’m very satisfied, Janet, with where we are in terms of the retails by brand.
Janet Kloppenburg - JJK Research — Analyst
Okay.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
I’ve said that there might be slight increase within the Abercrombie & Fitch brand but I’m not anticipating anything — anything major there. So, the answer is we’re going to grow the business with transactions.
Janet Kloppenburg - JJK Research — Analyst
And will that come from new fashion or — or will that just come from spending more in marketing to drive more customers? How do you see building —
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
It will just come from fashion.
Janet Kloppenburg - JJK Research — Analyst
Okay.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
And we don’t — as you know, drive the business with marketing. We drive it with fashion and the in-store experience. And I would hope we’re getting better at the in-store experience. We have invested a lot more there, we did last year. But we should start to see some efficiencies with — with that expenditure and we’re getting better at — at running the stores. I think our systems are better, we’re — we’re running an operation that does a better job of getting goods to the floor, reading the customers. I think the stores operate just a lot better this time this year than last year.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
We will continue to enhance that in-store experience at — just at doing what we know how to do better, I hope. In terms of fashion, I think we should — we should definitely be able to drive the business from a new fashion point of view. I think we’re in a leadership position at this point. Having said all of that, I don’t think we can expect the level of comps this year that we saw last year. However, I’m fully — fully expecting them to be positive and good. And, you had another question for Mike?
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
She’s probably gone.
Operator
She’s gone.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thanks, Janet.
Operator
We will take our next question from Lauren Levitan of SG Cowen.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Hey, Lauren, how are you?
Lauren Levitan - SG Cowen — Analyst
Great, thanks, good afternoon, everyone. I was wondering if in light of the revised CapEx guidance and some of your more opportunistic goals for growing Will Abercrombie and some of the international plans, if that has any implications for the cash on the balance sheet, how you will use that? I know in the past you had given us a target of cash you’d like to maintain and you’re certainly well ahead of that. Can you give us some thought on how we can think about uses of the cash and whether or not that target has moved? Thanks very much.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
I guess I can answer that. The target has not changed. I mean Mike has always indicated that we will be between $300 and $350 million in terms of cash. Obviously in terms of the increased CapEx, we feel comfortable with that. It’s — it’s, you know, going to allow us to grow the business more. And we talk — we’ve talked about in terms of our excess cash, the strategy has not changed to the extent that we have excess cash. We may go back out on the market. So, really the strategy hasn’t changed.
Operator
We’ll move next now to Jennifer Davis of Sanders Morris Harris.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Jennifer Davis - Sanders Morris Harris — Analyst
Good afternoon, congratulations.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thank you.
Jennifer Davis - Sanders Morris Harris — Analyst
Quick question on RUEHL. I think you had been planning for about a $20 million operating loss this year. Did that pretty much come in line? And I think you had said you were expecting to be profitable by the end of ‘07. Did you give any guidance for ‘06?
Mike Kramer - Abercrombie & Fitch — CFO
We did not give any guidance. We actually do have a glide path to that profitability in 2007. The $20 million did come to fruition but we don’t plan on indicating to you what 2006 is. But we are well on that glide path to our earlier call with regards to profitability in 2007.
Operator
We will go next now to Jennifer Black of Jennifer Black and Associates.
Jeff Black - Lehman Brothers — Analyst
Good afternoon and let me add my congratulations.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thank you, Jennifer.
Mike Kramer - Abercrombie & Fitch — CFO
Thank you, Jennifer!
Jeff Black - Lehman Brothers — Analyst
I have a bigger picture question and I wanted to know if you could comment on how you feel about the profitability of stores in Europe versus the stores in the U.S.? If you were looking out with a crystal ball, what you think and do you think that once you’ve penetrated the domestic market with Hollister, is that — could that also be an international brand? And then your product’s been so hot — I know I’m not is supposed to ask a lot of questions, but I never ask questions! If the loyalty — if you have thought of having a loyalty program, I know you haven’t needed one and you probably don’t, but just anything there?
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
I thought you were going to ask when we were finally going to get Washington Square remodeled.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Jeff Black - Lehman Brothers — Analyst
Well, that’s a huge store! [ laughter ]
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
It’s on the way!
Jeff Black - Lehman Brothers — Analyst
I know!
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
It’s on the way! Clearly, there is an opportunity for Hollister internationally. We — we — we see that with the opening in Canada and it’s always been our goal that we would go there after — after we learned our lessons with A&F. But clearly that’s — that is a huge opportunity.
Loyalty program, we had a loyalty program of sorts, that was not financial, but that was kind of — kind of a little bit financial, within — within Hollister and we’ve discontinued it because it just was not effective in driving the business there. At all. To respond to the European profitability, I will turn it over to Mike.
Mike Kramer - Abercrombie & Fitch — CFO
I can actually handle that. Again, we’re working through our strategy for Europe but if I had to be cornered, I would actually see that the profitability in Europe will be consistent with U.S. Maybe slightly higher. As everybody knows, the labor costs in Europe are higher. As well as our rent on a gross square footage basis. However, the offset to that is the fact that due to the iconic nature of our brands, we may be able to charge higher price than we do in the United States. So, again, those are things to come. But again, we’ve — we, you know, I think that the expansion into Europe is definitely going to be even or accretive to our current operating margin.
Operator
We go back now to Kimberly Greenberger of Citigroup.
Kimberly Greenberger - Citigroup — Analyst
Thanks, I just had a quick follow-up on the fourth quarter comp number. If you could break the comp increase down by transaction and average unit retail or average dollar sale by brand, that would be really helpful. Thanks.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Yeah, in Q4, Kimberly, the transactions in the adult business were up 12 and the kids business they were up 50. In the Hollister business, they were up 23. And then average transactions value is what we’d prefer to offer and average transactions in the adult business were up 11. Average transactions in the kids’ business were up 9 and then at Hollister up 10.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Mike Kramer - Abercrombie & Fitch — CFO
That’s transaction unit retail.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
That’s average transactions value.
Mike Kramer - Abercrombie & Fitch — CFO
Yeah.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
It’s different from the —
Mike Kramer - Abercrombie & Fitch — CFO
From AU retail.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Right, right.
Mike Kramer - Abercrombie & Fitch — CFO
Great.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Anyone else? Any other questions?
Operator
We go next now to Barbara Wyckoff of Buckingham Research Group.
Barbara Wyckoff - Buckingham Research Group — Analyst
I was tired of pushing star 1. Hi, everyone. Great year.
Mike Kramer - Abercrombie & Fitch — CFO
Thank you, Barbara.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Barbara Wyckoff - Buckingham Research Group — Analyst
I wanted to talk about RUEHL. You’ve modified to casual. Have you adjusted your thoughts regarding the accessories and handbags as a result of the shift to more casual? Can you talk about how the accessories are performing versus plan? And I guess I have a follow-up question after that.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Okay, that’s — it’s a really good question, Barbara. The answer to the question is yes, we are clearly adjusting the handbags to a more casual attitude and assortment and because they have to — they have to live together, I think our handbags have been — have been beautiful, but a little serious for the business that we want to run. I think we have most to learn in the handbag business. We’re committed to that business. We’re selling a lot of handbags but we — we have to continue to adjust it to the handbags to more casual attitude. We’re sportswear specialists, we’re not handbag specialists, but we’re investing in the business and we’ll get it.
Barbara Wyckoff - Buckingham Research Group — Analyst
Great.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thanks.
Barbara Wyckoff - Buckingham Research Group — Analyst
The other question I have, is in the past Hollister operating margins have run higher than the core A&F. Did this happen in 2005, as well? I presume it did.
Mike Kramer - Abercrombie & Fitch — CFO
Yeah, Hollister, in terms of comparison to adult for the total year, it remains the same. Hollister is higher on an operating margin than adult — gross margin, excuse me. Slightly.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Slightly. It’s slightly higher.
Mike Kramer - Abercrombie & Fitch — CFO
Right.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Very slightly.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Mike Kramer - Abercrombie & Fitch — CFO
There are — our margins are very consistent —
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Between brands.
Operator
We will go next now to Dorothy Lakner of CIBC World Markets.
Dorothy Lakner - CIBC World Markets — Analyst
Thanks, good afternoon, everyone. I wanted to ask, also, about RUEHL. You had talked, I think, Mike, last quarter about the difference in performance between the different locations that you have opened. I think you called it sort of a tiered performance. Some were terrific, some were good, one, I think you talked about, was, your expression was God-awful, I think, but I just wondered if you — you know, have been able to change things there, if the performance of those stores were more in line and in terms of the eight units you’re going to open this year, are you trying anything different? Are they going to be all mall locations? If you could just give a little bit more color on what you’re doing with RUEHL this year?
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Of course, of course they’re going to be mall locations because we’re a mall business. That’s where we do business. We continue to have five terrific stores and one — I have to admit failure — is still bad, and we have not — although it’s improving, it’s not improving at a fast enough rate. All of the — all of the RUEHL stores are increasing their penetration to the A&F stores in their existing malls, but clearly there — we have one that is still poor in relation to the volume potential in the mall and one’s fair and five are really good. So, I can’t report to you that the poor has gotten really good, but we’re working on it.
Mike Kramer - Abercrombie & Fitch — CFO
I would add to that in terms of the 8 sites in 2006, we’re very, very excited about our real estate for the RUEHL brand in 2006. And the new stores that we bring on operate at really high penetrations to the A&F stores. So, we’re — we’re — we’re very jazzed about RUEHL.
Operator
We will go back now to Janet Kloppenberg of JJK Research.
Janet Kloppenburg - JJK Research — Analyst
Hi. I had two more questions. First, if you could talk a little bit about the sales push forward at the end of fiscal ‘05, relative to peak? And if —
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Great question.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Janet Kloppenburg - JJK Research — Analyst
And when you think you will get to peak — or if you will be able to get back to peak? And also, Mike, if you could talk about the investment that was made in the higher store payroll, what the degree of success was in that? Did you see continuing having a higher store payroll level or what refinements you might make to that program? Thank you.
Mike Kramer - Abercrombie & Fitch — CFO
Two very good questions, Janet. First, I’m actually glad you brought up the sales per square foot. Our peak was generated back in 1999 of $505 per square foot. For the year, a — all of our brands, on average, generate $464 per square foot, well on a glide path toward that peak. The one thing I do want to point out, though, is the Hollister brand has exceeded that peak at $528 per square foot. So, we’re very excited about that brand, as well as all of our brands on the way to beating and exceeding that peak back in 1999.
In terms of the investments, in terms of our higher store payroll, absolutely do we feel that it’s — that it’s paid off. The impact program has — has paid off significantly. Obviously the floor coverage is paid off significantly, as well, in terms of sales. As we’ve also indicated, several comments in terms of our script, with that we saw a reduced shrink which we think that the enhanced customer service actually added to that. So, we’re really excited about that.
On a go-forward basis, do we think that payroll will be at the — at the same levels that we have today? The payroll will be at a level consistent with the sales that are needed to get the efficiencies that we want. We’re continually looking at driving the same customer experience at a lower dollar. So, we’re going to keep doing that. But I’ve got to tell you these have paid off and we’re very excited about the success that we’ve seen and we hope that you’ve seen that same customer experience. A lot of people have in the past year. Which has been extraordinary.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
Any other questions?
Operator
And there appears to be no further questions this afternoon, gentlemen.
Tom Lennox - Abercrombie & Fitch — IR, Corporate Communications
All righty. Thank you very much.
Mike Jeffries - Abercrombie & Fitch — Chairman and CEO
Thanks, everyone.
Mike Kramer - Abercrombie & Fitch — CFO
Thank you.

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FINAL TRANSCRIPT
Feb. 14. 2006 / 4:30PM, ANF — Q4 2005 Abercrombie & Fitch Co. Earnings Conference Call
Operator
Again, ladies and gentlemen that will conclude today’s Abercrombie & Fitch fourth quarter earnings conference call. We’d like to thank you for joining us today. Wish you all a great afternoon. Goodbye.
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